Exhibit 3.12

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

Entity Number
0684055	☒ Business Corporation (§ 1915)
☐ Nonprofit Corporation (§ 5915)

Name RAYMOND B. OSTROSKI, ESQUIRE			Document will be returned to the name and address you enter to the left.

Address			ï
COMMONWEALTH TELEPHONE ENTERPRISES, INC.
City	State	Zip Code
100 CTE DR	DALLAS	PA 18612

Fee: $ 52
THIS IS A TRUE COPY OF THE ORIGINAL SIGNED DOCUMENT FILED WITH THE DEPARTMENT OF STATE.	Filed in the Department of State on SEP 03 2003

/s/ Pedro A. Cortès
Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is: COMMONWEALTH TELEPHONE ENTERPRISES, INC.

2.      The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County
100 CTE DR	DALLAS	PA	18612	LUZERNE

(b) Name of Commercial Registered Office Provider				County
c/o N/A

3. The statute by or under which it was incorporated: Business Corporation Law of PA

4. The date of its incorporation: MARCH 2, 1979

5. Check, and if appropriate complete, one of the following:

☐ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☒ The amendment shall be effective on: 09.03.2003 at 5:01 P.M. Date Hour

6. Check one of the following:

☒ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☐ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate, complete one of the following:

☐ The amendment adopted by the corporation, set forth in full, is as follows

☒ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:

☒ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

29 day of AUGUST, 2003.

Commonwealth Telephone Enterprises, Inc.
Name of Corporation

/s/ Raymond B. Ostroski
Signature

Sr.VP & General Counsel
Title

EXHIBIT A

* * * * * * * * * * * * *

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

1.	The name of the corporation is Commonwealth Telephone Enterprises, Inc.

2.	The location and post office address of the registered office of the corporation in this Commonwealth is 100 CTE Drive, Dallas, Pennsylvania 18612.

3.	The corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business, including manufacturing, processing, research and development, for which corporations may be incorporated under the Pennsylvania Business Corporation Law of 1988, as the same exists or may hereafter be amended.

4.	The date of its incorporation is March 2, 1979.

5.	The term for which the corporation is to exist is perpetual.

6.	(a) Classes and Number of Shares. The total number of shares of stock that the corporation shall have authority to issue is 110,000,000, consisting of 85,000,000 shares of Common Stock, par value $1.00, per share (“Common Stock”), and 25,000,000 shares of Preferred Stock (“Preferred Stock”).

The Board of Directors is hereby empowered to the extent permitted by the Pennsylvania Business Corporation Law of 1988, as amended from time to time, to amend these Amended and Restated Articles of Incorporation by resolution or resolutions from time to time to divide the Preferred Stock into one or more classes or series, to determine the designation and the number of shares of any class or series of Preferred Stock, to determine the voting rights, preferences, limitations and special rights, if any and other terms of the shares of any class or series of Preferred Stock and to increase or decrease the number of shares of any such class or series.

(b) Approval of Certain Amendments. With respect to any proposed amendment to these Amended and Restated Articles of Incorporation, other than an amendment made by action of the Board of Directors of the Company pursuant to the second paragraph of Section 6(a) hereof, that would (i) increase or decrease the par value of any class, (ii) alter or change the preferences, qualifications, limitations, restrictions or special or relative rights of the shares of Common Stock so as to affect the holders of Common Stock adversely, (iii) increase the authorized number of shares of Common Stock, (iv) authorize a new class of shares senior or superior in any respect to the shares of Common Stock, or (v) increase the number of authorized shares of any class senior or superior in any respect to the shares of Common Stock, the approval of a majority of the votes entitled to be cast by the holders of shares of Common Stock shall be obtained in addition to any other vote required by the Pennsylvania Business Corporation Law of 1988, as the same exists or may hereafter by amended, or by these Amended and Restated Articles of Incorporation. Except as required by law, no shareholder approval of any amendment made by action of the Board of Directors of the Company pursuant to the second paragraph of Section 6(a) hereof shall be required.

2

IN WITNESS WHEREOF, the undersigned corporation has caused these Amended and Restated Articles of Incorporation to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 3rd day of September, 2003.

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

By:	/s/ Raymond B. Ostroski
Name: Raymond B. Ostroski
Title: SVP & General Counsel

ATTEST:	/s/ Mary Covine Baltes
Name: Mary Covine Baltes
Title: Asst. Secretary